EXHIBIT 10.3

                   INTRATEL ACQUISITION COMPANY, INC.
                                The Oaks
                          227 Saint James Park
                          Osprey, Florida 34229




                             March 12, 1997

Mr. David A. Kanstoroom
Mr. David Spezza
28050 U.S. 19 North
Suite 202
Clearwater, Florida 34621

     Re: Stock Purchase Transaction (the "Transaction") between IntraTe1 Acquisition Company, Inc., a Delaware corporation ("IntraTel"), and David Kanstoroom ("Kanstoroom") and David Spezza ("Spezza") (together, the "Selling Stockholders")

Gentlemen:

     This letter is being delivered as a material inducement to you to enter into that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") between IntraTel and the Selling Stockholders and the related documents comprising the "Purchase Consideration" (as defined in the Stock Purchase Agreement). [The Stock Purchase Agreement and such other documents are collectively referred to herein as the "Stock Purchase Documents".] Reference is also made to that certain Letter of Intent, dated January 23, 1997 (the "Letter of Intent"), between IntraTel, the Selling Stockholders, Telcom Venture & Acquisition Corp., a Delaware corporation ("TVAC"), and Intelicom Corporation, a Delaware corporation ("Intelicom").

     IntraTel hereby covenants and agrees as follows:

     1. The obligations of the Selling Stockholders under the Stock Purchase Documents shall be subject to the following conditions precedent (the "Conditions Precedent"):

          a. Prior to the action of the Intelicom stockholders described in paragraph 1b below, the "Outside Shareholders" (as defined in the Letter of Intent) shall have been provided with complete copies of (i) the Stock Purchase Documents, (ii) the Letter of Intent,

Mr. David A. Kanstoroom
Mr. David Spezza
March 12, 1997
Page 2
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(iii) that certain Agreement of Merger between Intelicom and IntraTel, dated March __, 1997 (the "Merger Agreement"), (iv) the Employment Agreements to be entered into between each of Kanstoroom and Spezza, on the one hand, and Intelicom, on the other hand, and (v) any other material documents and instruments contemplated to be executed in connection with the foregoing (collectively, the "Transaction Documents").

          b. The transactions contemplated by the Merger Agreement shall have been approved (either at a duly held meeting of the stockholders of Intelicom or by written consent) by all (and not less than all) of the record owners of the issued and outstanding capital stock of Intelicom, without exception, after satisfaction of the condition precedent described in paragraph 1a above.

          c. In the event that the condition stated in paragraph 1b above is not fully and completely satisfied, a nationally-recognized investment banking firm shall deliver a "fairness opinion", in form and content reasonably satisfactory to the Selling Stockholders, as to the adequacy of consideration to all parties affected by the transactions contemplated under the Merger Agreement.

          d. IntraTel pays to Kanstoroom and Spezza the sum of Fifty Thousand Dollars ($50,000) each by wire transfer or certified funds, in accordance with Section I.A.1 of the Stock Purchase Agreement.

     2. Unless and until the Conditions Precedent are fully and completely satisfied, the executed originals of the Stock Purchase Documents and the other Transaction Documents shall be held in escrow by Nowalsky & Bronston, LLP (the "Escrow Agent") and shall be of no force or effect. If the Conditions Precedent are not fully and completely satisfied on or before June 30, 1997, then, at any time thereafter, Kanstoroom and Spezza may require Escrow Agent to return the Shares (as defined in the Stock Purchase Agreement) to them, in which case the Escrow Agent shall promptly distribute the Certificates representing the Shares to Kanstoroom and Spezza and the transactions contemplated by the Stock Purchase Documents shall automatically terminate and be of no force or effect. All representations, warranties and covenants of or by IntraTel under this letter or any of the Transaction Documents shall be deemed restated as of the date, if any, that Escrow Agent releases the Transaction Documents pursuant to this paragraph 2.

     3. Notwithstanding any termination of Kanstoroom's and/or Spezza's employment with Intelicom, each of them will, in any and all events, be retained by Intelicom as unpaid consultants in order to ensure their eligibility to receive the contingent consideration provided

Mr. David A. Kanstoroom
Mr. David Spezza
March 12, 1997
Page 3
-----------------------

for in Section I.A.3 of the Stock Purchase Agreement and Section II.A.2 of the Letter of Intent.

     4. Kanstoroom and Spezza shall each receive, with respect to their shares of stock of Intelicom and any stock options, warrants or other rights that they may receive in connection with their employment with Intelicom, such registration rights and other rights and benefits as the other senior executives of Intelicom, IntraTel, PVCI (as defined in the Letter of Intent), IntraSoft (as defined in the Letter of Intent) and any other of the Combined Companies (as defined in the Letter of Intent), on a PRO RATA and PARI PASSU basis. In addition, in no event shall Kanstoroom's and/or Spezza's Intelicom stock be subject to lockup or other restrictions of any greater duration or upon more disadvantageous terms than are applicable to other stockholders of Intelicom (except for the Outside Shareholders), whether before or after Closing (as defined in the Letter of Intent).

     5. Promptly following the date hereof but, in any event, before Closing under the Merger Agreement, IntraTel shall issue to each of Kanstoroom and Spezza 93 shares of IntraTel common stock (each representing 4.65% of the total issued and outstanding shares of IntraTel), which, upon closing under the Merger Agreement, shall be converted into shares of Intelicom common stock.

     6. For purposes of its acquisition of shares of Intelicom common stock under the Stock Purchase Agreement and under the Merger Agreement (collectively, the "Intelicom Shares"), IntraTel hereby represents and warrants as follows:

          a. IntraTel and its representative(s), if any, understand and have evaluated the merits and risks of an investment in the Intelicom Shares and have been given the opportunity to obtain information and to examine all documents relating to Intelicom, and have been given the opportunity to obtain information and to examine all documents relating to Intelicom and Intelicom's business and to ask questions of, and to receive answers from, Intelicom or any person acting on its behalf concerning Intelicom and the terms and conditions of this investment, and to obtain any additional information, to the extent Intelicom possesses such information or could acquire it without unreasonable effort or expense, to verify the accuracy of any information previously furnished. All such questions have been answered to IntraTel's full satisfaction and all books and records pertaining to this investment that IntraTel has requested have been made available to IntraTel.

          b. IntraTel confirms that neither Intelicom nor any of its affiliates or agents have made any representations or warranties concerning the profitability resulting

Mr. David A. Kanstoroom
Mr. David Spezza
March 12, 1997
Page 4
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from an investment in Intelicom, including, without limitation, any representations or warranties concerning the anticipated financial results of the operations of Intelicom.

          c. IntraTel is acquiring the Intelicom Shares solely for its own account, as principal, for investment and not for the interest of any other person and not with a view to, or in connection with, any resale, distribution, subdivision or fractionalization. IntraTel has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Intelicom Shares subscribed for or which would guarantee IntraTel any profit or against any loss with respect to such the Intelicom Shares, and IntraTel has no plan to enter into any such agreement or arrangement.

          d. IntraTel is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act").

          e. IntraTel understands that no Federal or state agency has passed on or made any recommendations or endorsements of an investment in the Intelicom Shares, nor has it been reviewed by the Attorney General of any state or jurisdiction, because of Intelicom's representations that this is intended to be a non-public offering pursuant to Section 4(2) of the Act or Rule 506 of Regulation D promulgated thereunder. IntraTel understands that any offering literature used in connection with this offering has not been prefiled with, or reviewed by, any Federal or state agency.

          f. IntraTel covenants and agrees that the Intelicom Shares shall not be sold, assigned, transferred or otherwise disposed of unless
(i) such sale, assignment, transfer or other disposition is exempt from registration under the Act and the applicable state securities or registration under the Act and the applicable state securities or "Blue Sky" law or laws and, if Intelicom so requests, an opinion satisfactory to the Intelicom to such effect has been rendered by counsel satisfactory to Intelicom or (ii) a registration statement covering the Intelicom Shares is effective under the Act.

     7. To the extent that the terms of the Letter of Intent, on the one hand, and the other Transaction Documents, on the other hand, are inconsistent or in conflict with each other, such terms shall be construed and enforced in order to provide Kanstoroom and Spezza with the maximum rights and benefits available thereunder.

Mr. David A. Kanstoroom
Mr. David Spezza
March 12, 1997
Page 5
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     8.   At Closing under the Merger Agreement, Intelicom shall enter into those certain Employment Agreements with each of Kanstoroom and Spezza in the forms attached hereto as Exhibit A.

     This letter is legally binding upon IntraTel and its successors and assigns and shall be construed and enforced in accordance with the laws of the State of Florida.

     Please indicate your agreement to the foregoing by executing the enclosed copy of this letter in the space provided below.

                              Very truly yours,

                              INTRATEL ACQUISITION COMPANY,
                                INC.



                              By: /s/ ROBERT E. YAW
                                 ----------------------------
                                 Robert E. Yaw, II,
                                 Chairman

ACCEPTED AND AGREED:

/s/ DAVID KANSTOROOM
----------------------------
David Kanstoroom

Date:-----------------------



/s/ DAVID SPEZZA
----------------------------
David Spezza

Date:-----------------------